Exhibit 99.4


                                June 25, 2002

VIA FEDEX

IGI Inc.
Wheat Road and Lincoln Avenue
Buena, NJ 08310
Attn:  Chairman

      Re: Purchaser Notice Under Note and Equity Purchase Agreement dated as of October 29, 1999, as amended to date

Gentlemen:

      This letter shall serve as a "Purchaser Notice" as defined in Section
9.1 of that certain Note and Equity Purchase Agreement dated as of October 29, 1999, as amended to date (the "Note Agreement"), by and among IGI, Inc. (the "Company"), its subsidiaries and American Capital Strategies, Ltd. ("ACAS"), and certain of its affiliates. Capitalized terms used herein that are not defined herein shall have the same meaning as in the Note Agreement. As of this date, ACAS is exercising its rights under that certain Warrant No. W-1 dated as of October 29, 1999, and is purchasing 1,878,640 shares of the Company's Common Stock, $0.01 par value (the "Shares").

      By this Purchaser Notice, ACAS provides you notice that it intends to sell the Shares. We will wait to receive from you within three Business Days of your receipt of this Purchaser Notice your IGI Notice as to whether you intend to purchase the Shares from ACAS.

                                  Sincerely,

                                  AMERICAN CAPITAL STRATEGIES, LTD.


                                  By:  /s/ Ira Wagner
                                       ------------------------------------
                                       Ira Wagner, Executive Vice President
                                       and Chief Operating Officer